Exhibit 99.1

Ideal Power Reports Third Quarter 2016 Financial Results

Management to Host Conference Call at 4:30 p.m. ET

AUSTIN, TX – November 10, 2016 -- Ideal Power Inc. (NASDAQ: IPWR), a developer of innovative power conversion technologies, reported results for the third quarter ended September 30, 2016.

Key Third Quarter 2016 and Subsequent Highlights:

•	Received 4 Megawatt purchase order from JLM Energy to supply 30kW and 125kW power conversion systems (PCS) for JLM’s portfolio of commercial BESS and microgrid projects.

•	Selected to supply power conversion systems for NEC Energy Solutions’ newly launched DSS™ distributed energy storage solution.

•	Alliance partner Sonnen launched a commercial system offering, the sonnenBatterie pro, utilizing Ideal Power’s 30kW products.

•	Semiconductor foundry partner completed fabrication of prototypes of Bi-Directional Bipolar Junction TRANsistor (B-TRAN™).

•	Provided 30kW PCS for EVgo’s DC fast charging project that was recently named Energy Storage North America’s (ESNA) 2016 Innovation Award winner in mobility project category. Ideal Power products were featured in four of six projects named as distributed storage and mobility finalists for ESNA 2016 Innovation Awards.

•	Teamed up with University of Dayton Research Institute and EnerDel for mobile hybrid solar plus battery energy storage system for the U.S. Air Force Forward Operating Base of the future.

•	SunDial™ PV String Inverter recognized as a Top 20 Energy Storage Disruptor by PV-Tech.

•	Order backlog of $4.5 million at September 30, 2016.

•	Strengthened patent estate; currently have 59 issued patents, including 22 issued patents for B-TRAN™ and approximately 100 patent applications pending.

"Although the July announcement of the resolution in California’s Self Generation Incentive Program (SGIP) is a clear positive for the storage market, our top line revenue was modest in the third quarter as storage projects in California were slow to commence,” said Dan Brdar, chairman and CEO. “We are encouraged by the developments in late September as California passed legislation that doubled the incentives for energy storage projects throughout California for calendar years 2017-2019, allocating an additional $187 million for energy storage projects under the SGIP, and raised the energy storage target for 2020 from 1,325 megawatts to 1,825 megawatts.”

Continued Brdar: “We are seeing renewed momentum in our business with the announcement with NEC Energy Solutions and 4 MW purchase order from JLM Energy. We also recently announced our semiconductor foundry partner successfully completed the fabrication of prototypes of our B-TRAN™. Later this year, we will begin to perform initial testing of fully packaged devices mounted on a circuit board, a key step in the potential commercialization of this technology.”

“While third quarter results fell short of our expectations, we continued to deliver progress with our commercialization strategy and penetration with large system integrators entering the commercial storage market. This progress, combined with the favorable resolution with the SGIP in California and indications that additional addressable markets in the US and abroad are now, or soon will be, opening up, positions us for growth in 2017.”

Third Quarter 2016 Financial Results

•	Q3 2016 product revenue totalled $0.4 million versus $0.9 million in Q3 2015.

•	Excluding a $0.3 million inventory charge related to the discontinuation of our legacy first generation IBC-30 battery converter, our Q3 2016 gross margins were 6.8%. Our next generation 30kW PCS, launched in the second quarter of 2015, is replacing the IBC-30 as it offers enhanced features and functionality. Including the inventory charge, our Q3 2016 gross margins were negative 68.0% compared to 5.9% gross margins in Q3 2015.

•	Our Q3 2016 net loss of $2.9 million was flat compared to Q3 2015. The negative impact of the Q3 2016 inventory charge was offset by a decline in operating expenses on the timing of development spending and cost management activities during the quarter.

•	Cash and cash equivalents totalled $6.8 million as of September 30, 2016 with no long-term debt outstanding.

"Third quarter revenue was negatively impacted by the slow commencement of projects post-SGIP resolution in California,” said Tim Burns, Chief Financial Officer. “On a positive note, after backing out the one-time inventory charge in the quarter, we were still able to maintain positive gross margins on a low revenue base. Furthermore, we expect to reduce cash usage in upcoming quarters as revenue ramps and we realize the leverage and positive working capital benefits of our business model.”

Conference Call Details

Ideal Power CEO Dan Brdar and CFO Tim Burns will host the conference call followed by a question and answer period.

To access the call, please use the following information:

Date:	Thursday, November 10, 2016
Time:	4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number:	1-888-293-6960
International dial-in number:	1-719-325-2286
Conference ID:	3209636

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=121610 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through January 10, 2017.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	3209636

About Ideal Power Inc.

Ideal Power Inc. (NASDAQ: IPWR) is a technology company dedicated to advancing the efficiency of electric power conversion. The company has developed a novel, patented power conversion technology called Power Packet Switching Architecture™ (“PPSA”). PPSA improves the size, cost, efficiency, flexibility and reliability of electronic power converters. PPSA can scale across several large and growing markets, including solar PV, variable frequency drives, battery energy storage, mobile power and microgrids, and electric vehicle charging. The company is also developing and has patented a bi-directional, bipolar junction transistor (“B-TRAN™”) which has the potential to dramatically increase bi-directional power switching efficiency and power density. Ideal Power employs a capital-efficient business model which enables the company to address several product development projects and markets simultaneously. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include our statement that we will begin to test fully packaged B-TRAN devices on a circuit board later this year, our comment that our business progress and the resolution of SGIP issues in California positions us to resume growing in 2017, and our expectation that we will reduce cash usage in upcoming quarters as revenue ramps and we realize benefits of our operating model. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, the timing and impact of regulatory developments affecting the markets for our products, our inability to predict with precision or certainty the pace of development and commercialization of our advanced technologies, the uncertainty of whether the demand for energy storage products will grow at a pace consistent with our expectations, whether our backlog will translate into revenue in future periods, whether demand for our products, which we believe are disruptive, will develop, and whether we can compete successfully with other manufacturers and suppliers of power conversion products, both now and in the future, as new products are developed and marketed. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. The availability and amount of government incentive programs affect our customers spending patterns, and adverse changes or developments in such programs – such as the SGIP in California – have materially and adversely affected our orders, net sales, gross profit and net income, and may do so again in the future. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Media Contact:
Mercom Communications
Wendy Prabhu
1.512.215.4452
idealpower@mercomcapital.com

Investor Relations Contact:
MZ North America
Chris Tyson
1.949.491.8235
IPWR@mzgroup.us
www.mzgroup.us

IDEAL POWER INC.

Balance Sheets

	September 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,813,438	$15,022,286
Accounts receivable, net	450,019	872,874
Inventories, net	1,262,810	648,009
Prepayments and other current assets	149,294	296,355
Total current assets	8,675,561	16,839,524

Property and equipment, net	1,005,459	925,899
Intangible assets, net	1,908,531	1,466,811
Other assets	17,920	17,920
Total Assets	$11,607,471	$19,250,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$609,393	$1,338,828
Accrued expenses	1,084,755	1,240,093
Total current liabilities	1,694,148	2,578,921

Long-term liabilities	263,636	-
Total liabilities	1,957,784	2,578,921

Commitments

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 9,557,747 and 9,549,544 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	9,558	9,550
Additional paid-in capital	51,927,950	50,757,414
Treasury stock	(2,657)	(2,657)
Accumulated deficit	(42,285,164)	(34,093,074)
Total stockholders’ equity	9,649,687	16,671,233
Total Liabilities and Stockholders’ Equity	$11,607,471	$19,250,154

IDEAL POWER INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Product revenue	$439,270	$895,490	$1,258,030	$3,292,518
Cost of product revenue	737,937	842,425	1,531,628	2,918,064
Gross profit (loss)	(298,667)	53,065	(273,598)	374,454

Operating expenses:
Research and development	1,231,024	1,716,782	3,914,188	3,809,362
General and administrative	907,335	888,132	2,709,325	2,767,273
Sales and marketing	496,794	378,378	1,321,757	1,222,558
Total operating expenses	2,635,153	2,983,292	7,945,270	7,799,193

Loss from operations	(2,933,820)	(2,930,227)	(8,218,868)	(7,424,739)

Interest income, net	11,554	12,028	26,778	21,152

Net loss	$(2,922,266)	$(2,918,199)	$(8,192,090)	$(7,403,587)

Net loss per share – basic and fully diluted	$(0.31)	$(0.31)	$(0.86)	$(0.91)

Weighted average number of shares outstanding – basic and fully diluted	9,549,011	9,356,195	9,547,580	8,180,137

IDEAL POWER INC.

Statements of Cash Flows

(unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(8,192,090)	$(7,403,587)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	85,375	54,791
Write-down of inventory	73,521	(2,156)
Depreciation and amortization	290,474	144,834
Write-off of capitalized patents	71,109	109,788
Write-off of fixed assets	6,215	45,641
Stock-based compensation	1,135,008	1,012,825
Fair value of warrants issued for services	-	76,410
Decrease (increase) in operating assets:
Accounts receivable	337,480	(403,829)
Inventories	(689,854)	(348,677)
Prepayments and other current assets	147,061	96,971
Increase (decrease) in operating liabilities:
Accounts payable	(729,435)	592,218
Accrued expenses	(151,178)	320,244
Net cash used in operating activities	(7,616,314)	(5,704,527)

Cash flows from investing activities:
Purchase of property and equipment	(328,930)	(636,741)
Acquisition of intangible assets	(299,140)	(402,445)
Net cash used in investing activities	(628,070)	(1,039,186)

Cash flows from financing activities:
Net proceeds from issuance of common stock	-	15,924,405
Exercise of options and warrants	35,536	233,885
Net cash provided by financing activities	35,536	16,158,290

Net increase (decrease) in cash and cash equivalents	(8,208,848)	9,414,557
Cash and cash equivalents at beginning of period	15,022,286	7,912,011
Cash and cash equivalents at end of period	$6,813,438	$17,326,588